Exhibit 10.1
Execution Copy
THIRD AMENDMENT
TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT AND
NINTH AMENDMENT TO THE PREPETITION CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT AND NINTH AMENDMENT TO THE PREPETITION CREDIT AGREEMENT, dated as of January 22, 2010 (this “Amendment”), to the Existing Credit Agreement (as defined below) and the Prepetition Credit Agreement (as defined in the Existing Credit Agreement) respectively, is entered into among CHAMPION HOME BUILDERS CO., a Michigan corporation (the “Borrower”), CHAMPION ENTERPRISES, INC., a Michigan corporation (the “Parent”), certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in Article I below), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent (in such capacity, the “Administrative Agent”), and each Obligor signatory hereto.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Parent, the Lenders and Credit Suisse AG, Cayman Islands Branch, as the Administrative Agent, are all parties to the Debtor-in-Possession Credit Agreement, dated as of November 15, 2009 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “DIP Credit Agreement”);
     WHEREAS, the Lenders under the DIP Credit Agreement are also “Lenders” under, and as defined in, the Prepetition Credit Agreement;
     WHEREAS, the Debtors (all capitalized terms being used herein as defined in Article I below), the other Obligors, the Administrative Agent and the Lenders desire to amend certain provisions of the Existing Credit Agreement and the Prepetition Credit Agreement and are willing, on the terms and subject to the conditions hereinafter set forth, to modify the Existing Credit Agreement and the Prepetition Credit Agreement as set forth below.
     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
     “Administrative Agent” is defined in the preamble.
     “Amendment” is defined in the preamble.
     “Authorized Actions” is defined in Article VII.

     “Borrower” is defined in the preamble.
     “DIP Credit Agreement” is defined in the first recital.
     “Existing Credit Agreement” is defined in the first recital.
     “Third Amendment Effective Date” is defined in Article IV.
     “Parent” is defined in the preamble.
     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.
     SECTION 2.1. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:
     “‘Alternative Transaction’ is defined in the definition of “Alternative Transaction Fee.”
     ‘Acquisition’ is defined in the definition of “Purchaser.”
     ‘Alternative Transaction Fee’ means a break-up fee of $3,000,000 payable to the New Equity Investors or their designees in the event of consummation of a topping bid in the 363 auction or consummation of an alternative plan of reorganization (other than following consummation of the Acquisition described herein) (an “Alternative Transaction”), which Alternative Transaction Fee shall be paid solely from the proceeds of a topping bid in the 363 auction or as an administrative expense in the context of an alternative plan of reorganization. The Alternative Transaction Fee shall be subject to reduction such that Reimbursable Expenses and the Alternative Transaction Fee do not, in the aggregate, exceed $4,000,000.
     ‘Asset Purchase Agreement’ means such agreement entered into to effectuate the Acquisition.

     ‘DIP Modification Order’ means the order of the Bankruptcy Court approving the Third Amendment.
     ‘Expenses Claim’ is defined in Section 8.21.
     ‘New Equity Investors’ means certain of the proponents of a joint credit bid to acquire substantially all of the assets of the Debtors comprising Centerbridge Capital Partners, L.P., MAK Capital Fund LP, Sankaty Credit Opportunities II, L.P., Sankaty Credit Opportunities III, L.P., Sankaty Credit Opportunities IV, L.P., and Sankaty Credit Opportunities IV (Offshore Master), L.P.
     ‘Purchaser’ means a new entity to be formed in order to consummate the acquisition of substantially all of the assets and business operations of Champion Enterprises, Inc., a Michigan corporation, and each of its subsidiaries and affiliates that are debtors and debtors-in-possession in In re Champion Enterprises, Inc., et al, Case No. 09-14019 (Bankr. D. Del. 2009) (the “Acquisition”).
     ‘Reimbursable Expenses’ means any and all out-of-pocket fees and expenses incurred by the Purchaser and New Equity Investors (including the reasonable fees and disbursements of Latham & Watkins LLP up to a maximum amount of $75,000) in connection with the Acquisition and the transactions contemplated by the Asset Purchase Agreement in an amount not to exceed, when taken together with the Alternative Transaction Fee, $4 million.
     ‘Required DIP Lenders’ means Lenders holding not less than sixty percent (60%) of the Obligations after taking into account any pass-through of voting pursuant to participation arrangements, provided that such Lenders include at least two holders of Obligations that are not affiliates of each other or of any of the New Equity Investors.
     ‘Third Amendment’ means the Third Amendment to Debtor-in-Possession Credit Agreement and Ninth Amendment to the Prepetition Credit Agreement, dated as of January 22, 2010, to this Agreement and the Prepetition Credit Agreement, respectively, among the Obligors, the Lenders party thereto and the Administrative Agent.
     ‘Third Amendment Effective Date’ means the Third Amendment Effective Date as that term is defined in Article IV of the Third Amendment.”
     SECTION 2.2. Amendment to Article IV.
     SECTION 2.2.1. Clause (ii) of Section 4.14 of the Existing Credit Agreement is hereby amended by inserting the following at the end of such

Section: “other than to the extent, if any, such Superiority Claim may be affected by the granting of an Expenses Claim.”
     SECTION 2.3. Amendment to Article VI.
     SECTION 2.3.1. Section 6.27(c) of the Existing Credit Agreement is hereby amended by deleting the period at the end of such Section and replacing it with the following: “and, except for claims and obligations payable to an Agent in accordance with the Loan Documents, any Expenses Claim.”
     SECTION 2.4. Amendment to Article VII.
     SECTION 2.4.1. Section 7.18(a)(ii) of the Existing Credit Agreement is hereby amended by deleting the words “January 28, 2010” appearing therein and inserting in their place the words “February 8, 2010.”
     SECTION 2.5. Amendment to Article VIII.
     SECTION 2.5.1. Clause (a) of Section 8.21 of the Existing Credit Agreement is hereby amended by deleting the words “Carve-Out and the Third Party Liens,” appearing therein and inserting in their place the words “Carve-Out, the Third Party Liens and, subject and subordinate to the Carve-Out and claims, indemnification, expenses or other obligations payable to an Agent or the DIP Letter of Credit Issuer in accordance with the Loan Documents, any claim in connection with payment or reimbursement of any Reimbursable Expenses to the New Equity Investors or the Purchaser, to the extent payable in accordance with Section 12.3 hereof (an “Expenses Claim”).
     SECTION 2.6. Amendments to Article IX.
     SECTION 2.6.1. Section 9.1.13 of the Existing Credit Agreement is hereby amended by deleting the period at the end of such Section and replacing it with the following: “, other than the DIP Modification Order.”
     SECTION 2.6.2. Section 9.1.14 of the Existing Credit Agreement is hereby amended by deleting the period at the end of such Section and replacing it with the following: “, other than the DIP Modification Order.”
     SECTION 2.7. Amendment to Article X.
     SECTION 2.7.1. Section 10.1 of the Existing Credit Agreement is hereby amended by adding the following sentences at the end thereof:
“Each Lender hereby agrees that in no event shall any Agent be liable or responsible for any special, consequential, punitive, incidental, exemplary or other similar damages or claims arising in any way out of the Loan Documents, the transactions contemplated thereby (including, without limitation, the matters described in and contemplated by the third sentence of this Section) or any action taken or not taken in connection therewith. As used in the fifth, sixth, seventh and eighth sentences of this Section, the term “Agent” shall mean and be deemed to be a collective reference to each “Agent, the DIP Letter of Credit Issuer, and each of their respective present or former subsidiaries, affiliates, advisors, employees, attorneys, agents, officers, directors and representatives and their respective predecessors, successors, transferees and assigns.”
     SECTION 2.8. Amendment to Article XII.
     SECTION 2.8.1. Section 12.3 of the Existing Credit Agreement is hereby amended by adding the following paragraph as the penultimate paragraph thereof:
     “The Borrower further agrees to pay, on a super-priority basis prior in right of payment to the payment of Obligations, but subject and subordinate to the Carve-Out and claims, indemnification, expenses or other obligations payable to an Agent or the DIP Letter of Credit Issuer in accordance with the Loan Documents, all fees and expenses in connection with an Expenses Claim upon the occurrence of (i) a termination event under the Asset Purchase Agreement caused by (a) failure of the Bankruptcy Court to enter the Sale Order on or before March 3, 2010, in form and substance acceptable to the New Equity Investors in their sole discretion, (b) failure of the Purchaser and Debtors to close the Acquisition on or before March 18, 2010 (or a later date approved by the Debtors, the Required DIP Lenders and all of the New Equity Investors), (c) failure of the Debtors to assume or assign, all contracts designated to be, in accordance with the procedures and terms to be agreed by the parties in the Asset Purchase Agreement, (d) a Material Adverse Change having occurred since the Reference Date (each as defined in the Asset Purchase Agreement) or (e) failure of the Bankruptcy Court to enter the DIP Modification Order, the payment of such fees and expenses in connection with subsections (a), (b), (c) and (e) conditioned upon the Purchaser having used commercially reasonable efforts to endeavor that the requirements of such subsections are satisfied, or (ii) consummation of an Alternative Transaction.”

ARTICLE III
AMENDMENTS TO PREPETITION CREDIT AGREEMENT
     Effective on (and subject to the occurrence of) the Third Amendment Effective Date, the provisions of the Prepetition Credit Agreement referred to below are hereby amended in accordance with this Article III. Except as expressly so amended, the Prepetition Credit Agreement shall continue in full force and effect in accordance with its terms.
     SECTION 3.1. Amendment to Article X.
     SECTION 3.1.1. Section 10.1 of the Prepetition Credit Agreement is hereby amended by adding the following sentences at the end thereof:
     “Each Lender hereby agrees that in no event shall the Administrative Agent be liable or responsible for any special, consequential, punitive, incidental, exemplary or other similar damages or claims arising in any way out of the Loan Documents, the transactions contemplated thereby (including, without limitation, the matters described in and contemplated by Article III of the Eighth Amendment) or any action taken or not taken in connection therewith. As used in the seventh, eighth, ninth and tenth sentences of this Section, the term “Administrative Agent” shall mean and be deemed to be a collective reference to each of the “Administrative Agent, Synthetic Letter of Credit Issuer and Revolving Letter of Credit Issuer, and each of their respective present or former subsidiaries, affiliates, advisors, employees, attorneys, agents, officers, directors and representatives and their respective predecessors, successors, transferees and assigns.”
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “Third Amendment Effective Date”):
     SECTION 4.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, each other Obligor, the Required Lenders and the Administrative Agent.
     SECTION 4.2. Certificate of Authorized Officer. The Borrower shall have delivered a certificate of an Authorized Officer, solely in his or her capacity as an Authorized Officer of the Borrower and not in his or her individual capacity, certifying that, both immediately before and after giving effect to this Amendment on the Third

Amendment Effective Date, the statements set forth in Article II and Article III hereof are true and correct.
     SECTION 4.3. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
     SECTION 4.4. Costs and Expenses, etc. The Administrative Agent shall have received all fees, costs and expenses due and payable pursuant to Section 12.3 of the Existing Credit Agreement (including without limitation the fees and expenses of Willkie Farr & Gallagher LLP, special counsel to the Administrative Agent), if then invoiced and to the extent such payment is in compliance with the applicable provisions of the Final Order.
     SECTION 4.5. Entry of Bidding Procedures Order and DIP Modification Order. In the case of Sections 2.2, 2.3, 2.5, 2.6 and 2.8 hereof, the Bidding Procedures Order and DIP Modification Order, each in form and substance reasonably satisfactory to the Debtors, Required DIP Lenders, all of the New Equity Investors and Administrative Agent, shall have been entered by the Bankruptcy Court.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Amendment, the Borrower and each other Obligor represent and warrant to the Lenders as set forth below.
     SECTION 5.1. Validity, etc. This Amendment and the DIP Credit Agreement (after giving effect to this Amendment) each constitutes the legal, valid and binding obligation of the Borrower and such applicable Obligors enforceable in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     SECTION 5.2. Representations and Warranties, etc. Both before and after giving effect to this Amendment, the statements set forth in clause (a) of Section 5.2.1, and after giving effect to this Amendment, the statements set forth in clause (b) of Section 5.2.1, in each case of the Existing Credit Agreement, are true and correct.

ARTICLE VI
CONFIRMATIONS AND COVENANTS
     SECTION 6.1. Guarantees, Security Interest, Continued Effectiveness. Each Obligor hereby reaffirms, as of the Third Amendment Effective Date, that immediately after giving effect to this Amendment (a) the covenants and agreements made by such Obligor contained in each Loan Document to which it is a party, (b) with respect to each Obligor party to a Guaranty, its guarantee of payment of the Obligations pursuant to such Guaranty and (c) with respect to each Obligor party to the Pledge and Security Agreement or a Mortgage, its pledges and other grants of Liens in respect of the Obligations pursuant to any such Loan Document, in each case, as such covenants, agreements and other provisions may be modified by this Amendment.
     SECTION 6.2. Validity, etc. Each Obligor (other than the Borrower) hereby represents and warrants, as of the Third Amendment Effective Date, that immediately after giving effect to the Amendment, each Loan Document, in each case as modified by this Amendment (where applicable and whether directly or indirectly), to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     SECTION 6.3. Representations and Warranties, etc. Each Obligor (other than the Borrower) hereby represents and warrants, as of the Third Amendment Effective Date, that before and after giving effect to this Amendment, the representations and warranties set forth in each Loan Document to which such Obligor is a party are, in each case, true and correct (a) in the case of representations and warranties not qualified by references to “materiality” or a Material Adverse Effect, in all material respects and (b) otherwise, in all respects, in each case with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
ARTICLE VII
MISCELLANEOUS
     SECTION 7.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
     SECTION 7.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended and modified hereby, including Articles X and XII thereof.
     SECTION 7.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SECTION 7.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 7.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK IN THE SAME MANNER AS PROVIDED FOR IN THE DIP CREDIT AGREEMENT.
     SECTION 7.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendment and modifications s set forth herein shall be limited precisely as provided for herein to the provisions expressly amended or modified herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of any Lenders, the Administrative Agent, or the DIP Letter of Credit Issuer under the Existing Credit Agreement or any of the Loan Documents.
     SECTION 7.7. No Waiver. This Amendment is not, and shall not be deemed to be, a waiver or a consent to any Event of Default, event with which the giving of notice or lapse of time or both may result in an Event of Default, or other non-compliance now existing or hereafter arising under the DIP Credit Agreement and the other Loan Documents, except as expressly provided for in Article II hereof.
     SECTION 7.8. Obligor Releases/Damages and Liability Limitations. Although each Lender and the Administrative Agent each regards its conduct as proper and does not believe that any Obligor has any claim, right, cause of action, offset or defense against such Lender, the Administrative Agent, the DIP Letter of Credit Issuer or any other Lender Party (for purposes of this paragraph, defined as, “each Lender, the Administrative Agent, DIP Letter of Credit Issuer and each of their present or former subsidiaries, affiliates, advisors, employees, attorneys, agents, officers, directors and representatives and their respective predecessors, successors, transferees and assigns”) in connection with the execution, delivery, performance and ongoing administration of, or the transactions contemplated by, the DIP Credit Agreement and the other Loan Documents, each Lender, the Administrative Agent and each Obligor agree to eliminate any possibility that any past conduct, conditions, acts, omissions, events, circumstances or matters of any kind whatsoever could impair or otherwise affect any rights, interests, contracts or remedies of the Lenders, the Administrative Agent or any other Lender Party. Therefore, each Obligor, on behalf of itself and its employees, agents, officers, directors, representatives, predecessors, successors, transferees and assigns, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, knowingly releases, waives and forever discharges (and further agrees not to allege, claim or pursue) (a) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind whatsoever of any Lender Party to any Obligor, except for any obligations remaining to be respectively performed by the Lenders as expressly set forth in this Amendment, the DIP Credit Agreement and the other Loan Documents, (b) any legal, equitable or other obligations of any kind whatsoever, whether known or unknown, of any Lender Party to any Obligor (and any rights of any Obligor against any Lender Party) other than any such obligations expressly set forth in this Amendment, the DIP Credit Agreement and the other Loan Documents, (c) any and all claims, whether known or unknown, under any oral or implied agreement with (or obligation or undertaking of any kind whatsoever of) any Lender Party which is different from or in addition to the express terms of this Amendment, the DIP Credit Agreement and the other Loan Documents and (d) all other claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract or in tort, in law or in equity, whether known or unknown, direct or derivative, which such Obligor or any predecessor, successor or assign might otherwise have or may have against any Lender Party on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Third Amendment Effective Date. The Obligors further understand and agree that none of the Lenders, the Administrative Agent, DIP Letter of Credit Issuer or any other Lender Party shall at any time, whether heretofore, on or as of the Third Amendment Effective Date or thereafter, be liable or responsible for any special, consequential, punitive, incidental, exemplary or other similar damages or claims arising in any way out of the Loan Documents, the transactions contemplated thereby or any action taken or not taken in connection therewith. Each Lender Party hereby further agrees that the Administrative Agent shall not have any liability or responsibility whatsoever, and shall be fully protected and exculpated from and against, any action taken or not taken by it at the direction of, or authorized by, the Required Lenders, including any such action authorized hereunder, or any action taken in connection therewith (“Authorized Actions”). Section 10.3 of the DIP Credit Agreement shall apply to this Amendment and all Authorized Actions, except that it is understood and agreed that all Authorized Actions shall be deemed not to constitute gross negligence or willful misconduct.
     SECTION 7.9. Approval of DIP Budget. Pursuant to Section 7.17 of the Existing Credit Agreement, the Required Lenders hereby approve and consent to the updated DIP Budget, dated January 2010, a summary of which is attached hereto as Exhibit A.

     SECTION 7.10. Parties Acting in Dual Capacities. The Borrower, the Administrative Agent, each Lender, each Obligor and each other party hereto agrees and acknowledges that it has consented to, executed and delivered the foregoing Amendment in its capacity as such under both the DIP Credit Agreement and the Prepetition Credit Agreement.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

CHAMPION HOME BUILDERS CO.
CHAMPION ENTERPRISES, INC.
CHAMPION ENTERPRISES MANAGEMENT CO.
CHAMPION RETAIL, INC.
HIGHLAND ACQUISITION CORP.
HIGHLAND MANUFACTURING COMPANY LLC
HOMES OF MERIT, INC.
NEW ERA BUILDING SYSTEMS, INC.
NORTH AMERICAN HOUSING CORP.
REDMAN HOMES, INC.
SAN JOSE ADVANTAGE HOMES, INC.
STAR FLEET, INC.
WESTERN HOMES CORPORATION

By
Name:
Title:

Signature Pages to Third Amendment to DIP Credit Agreement
and Ninth Amendment to Prepetition Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Lender
By
Name:
Title:

By
Name:
Title:

Signature Pages to Third Amendment to DIP Credit Agreement
and Ninth Amendment to Prepetition Credit Agreement

[INSERT NAME OF LENDER]
By
Name:
Title:

Signature Pages to Third Amendment to DIP Credit Agreement
and Ninth Amendment to Prepetition Credit Agreement

EXHIBIT A
DIP BUDGET SUMMARY